T3E-2

LETTER OF INSTRUCTION
TO TENDER
SHARES OF COMMON STOCK
OF
IMH FINANCIAL CORPORATION
Pursuant to the Exchange Offer described below and in the Offering Memorandum
Dated February __, 2014

TO
REGISTERED OWNERS OF COMMON STOCK OF IMH FINANCIAL CORPORATION

THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME,
ON MARCH ___, 2014, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). HOLDERS MUST VALIDLY TENDER THEIR COMMON STOCK - BY SUBMITTING THE ELECTION FORM INCLUDED BELOW - PRIOR TO THE EXPIRATION TIME TO BE ELIGIBLE TO RECEIVE THE NOTES. TENDERS OF COMMON STOCK MAY BE WITHDRAWN BY THE BUSINESS DAY PRIOR TO THE EXPIRATION TIME AND AS OTHERWISE PROVIDED IN THE OFFERING MEMORANDUM.

The Exchange Agent for the Exchange Offer is:
U.S. Bank National Association

DELIVERY INSTRUCTIONS
U. S. Bank National Association Attn: Specialized Finance 111 Fillmore Avenue St. Paul, MN 55107-1402 Fax #651-466-7372 For information call 800-934-6802
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF THIS LETTER OF INSTRUCTION AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF HOLDERS. THE INSTRUCTIONS ACCOMPANYING THIS LETTER SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF INSTRUCTION IS COMPLETED.

This Letter of Instruction is to be completed by holders of Class B and/or Class C common stock (the “Common Stock”) of IMH Financial Corporation (the “Company”) who elect to tender such shares in exchange for 4% Subordinated Notes due 2019 (the “Notes”) of the Company at an exchange ratio of $8.02 principal amount of Notes for each share of Common Stock (the “Exchange Offer”). Pursuant to the Exchange Offer, the Company will issue up to $20,000,000 principal amount of Notes in exchange for up to 2,493,765 shares of Common Stock. The Exchange Offer is open to Class Members, as defined in the Offering Memorandum dated February ___, 2014 relating to the Exchange Offer (the “Offering Memorandum”).

T3E-2

On June 18, 2010, the Company’s predecessor entity, IMH Secured Loan Fund, LLC, was converted into a Delaware corporation in a series of transactions referred to herein as the “Conversion Transactions.” Class Members who affirmatively cast a vote “against” the Conversion Transactions which were received by the Company by June 23, 2010, or their permitted transferees as described in the Offering Memorandum, are referred to herein as the “No Vote Pool.” All other Class Members are referred to as the “Open Pool.”

All shares of Class B and Class C Common Stock are held in book entry form through the Company’s transfer agent, Registrar and Transfer Company (the “Transfer Agent”). This Letter of Instruction will constitute an instruction to the Transfer Agent to hold shares validly tendered and accepted in the Exchange Offer for the account of the Company pending issuance of the Notes. Upon issuance of Notes in exchange therefor and the written instruction of the Company, all such tendered shares will be cancelled.

If you elect to participate in the Exchange Offer and believe that any part of the account information listed above on this Letter of Instruction is incorrect (such as, but not limited to, the number of eligible shares and account name), please contact the Exchange Agent at 1-800-934-6802 immediately in order that the Company can further investigate.

In making your decision as to whether to participate in the Exchange Offer, you may rely only on the representations made in the Offering Memorandum and the documents incorporated by reference therein. No person is authorized to provide you with any additional or different information, and if given or made, you may not rely on any such additional or different information.

ELECTIONS OF THE NO VOTE POOL. The Company is offering to members of the No Vote Pool the opportunity to tender up to 1,246,882 shares of Common Stock in exchange for up to $10,000,000 aggregate principal amount of Notes. Members of the No Vote Pool may also elect to subscribe for shares of Common Stock available in the Open Pool as described below if the Open Pool is not fully subscribed.
If you are a member of the No Vote Pool, you may tender shares of your Common Stock by filling out the Holder Election form below. You are limited to such shares that you owned on January 15, 2014, the Record Date for the Exchange Offer, and continue to own on the date you sign this Letter of Instruction and on the date that such tenders are accepted.
If less than 1,246,882 shares are validly tendered in the No Vote Pool in accordance with this Letter of Instruction, the Company will accept all such shares. If more than 1,246,882 shares are validly tendered in the No Vote Pool in accordance with this Letter of Instruction, the Company will accept from each tendering stockholder in the No Vote Pool that number of shares validly tendered equal to 1,246,882 multiplied by a fraction, the numerator of which is the total number of shares validly tendered by the applicable tendering stockholder in the No Vote Pool and the denominator of which is the total number of shares validly tendered by all tendering stockholders in the No Vote Pool.
If more than 1,246,882 shares (the amount of shares greater than 1,246,882 shares being the “Excess Shares”) are validly tendered in the No Vote Pool and less than 1,246,883 shares (the amount of shares less than 1,246,883 shares being the “Open Amount”) are validly tendered in the Open Pool, the Company will accept from each tendering shareholder of Excess Shares, additional valid tenders for the Open Pool in an amount equal to the Open Amount multiplied by a fraction, the numerator of which is the total number of Excess Shares tendered by the tendering No-Vote shareholder and the denominator of which is the total number of Excess Shares.
The number of shares will be rounded up or down as nearly as practicable to result in the tender of whole shares rather than fractional shares. Any shares not accepted by the Company as a result of the allocation described above will be retained for the account of the tendering stockholder.

T3E-2

ELECTIONS OF THE OPEN POOL. The Company is offering to members of the Open Pool the opportunity to tender up to 1,246,883 shares of Common Stock in exchange for up to $10,000,000 aggregate principal amount of Notes. Members of the Open Pool may also elect to subscribe for shares of Common Stock available in the No Vote Pool if the No Vote Pool is not fully subscribed.
If you are a member of the Open Pool, you may tender shares of your Common Stock by filling out the Holder Election form below. You are limited to such shares that you owned on the Record Date for the Exchange Offer and continue to own on the date you sign this Letter of Instruction and on the date that such tenders are accepted.
If less than 1,246,883 shares are validly tendered in the Open Pool in accordance with this Letter of Instruction, the Company will accept all such shares. If more than 1,246,883 shares are validly tendered in the Open Pool in accordance with this Letter of Instruction, the Company will accept from each tendering stockholder in the Open Pool that number of shares validly tendered equal to 1,246,883 multiplied by a fraction, the numerator of which is the total number of shares validly tendered by the applicable tendering stockholder in the Open Pool and the denominator of which is the total number of shares validly tendered by all tendering stockholders in the Open Pool.
If more than 1,246,883 shares (the amount of shares greater than 1,246,883 shares being the “Excess Shares”) are validly tendered in the Open Pool and less than 1,246,882 shares (the amount of shares less than 1,246,882 shares being the “Open Amount”) are validly tendered in the No Vote Pool, the Company will accept from each tendering shareholder of Excess Shares, additional valid tenders for the No Vote Pool in an amount equal to the Open Amount multiplied by a fraction, the numerator of which is the total number of Excess Shares tendered by the tendering No-Vote shareholder and the denominator of which is the total number of Excess Shares.
The number of shares will be rounded up or down as nearly as practicable to result in the tender of whole shares rather than fractional shares. Any shares not accepted by the Company as a result of the allocation described above will be retained by the tendering stockholder.
No offer to exchange is being made to, nor will tenders of Common Stock be accepted from or on behalf of, persons in any jurisdiction in which the making or acceptance of any offer to exchange would not be in compliance of the laws of such jurisdiction.

T3E-2

HOLDER ELECTION FORM

INSTRUCTION TO TENDER COMMON STOCK
No. of Shares of Common Stock[1] to be Tendered[2] (Insert in box below)

1.
Shares tendered for exchange will be chosen first from your Class B-1 shares until such shares are exhausted, then from your Class B-2 shares until such shares are exhausted, then from your Class B-3 shares until such shares are exhausted, and then finally from your Class C shares.

2.	Shares can be tendered only in increments of 25 shares

TENDERED SHARES WILL BE ALLOCATED TO THE NO VOTE POOL AND THE OPEN POOL BASED ON THE RECORDS OF THE COMPANY.

Special Instructions for Tax-Qualified Accounts
The trustee or custodian for certain tax-qualified accounts may have restrictions on the type of securities or property that can be held in the account. These restrictions may include subordinated debt or non-traditional instruments such as the Notes. If you want to participate in the exchange offer and you hold your shares in a tax-qualified account such as an IRA and either your custodian will not or cannot consent, you may be able to move your shares to a new tax-qualified account with a new custodian and participate in the offering in that account. In such a case, the Company may be able to refer you to an alternate custodian. You may call the Company at 1-800-510-6445 for information on potential alternate custodians. If you want to participate in the exchange offer and you hold your shares in a tax-qualified account, you should consult with your existing custodian and act quickly to determine through which account you will act. To establish a new account with the new custodian can take a significant amount of time.
You will also be required to fill out and return to the custodian the attached Beneficial Owner Election Form in addition to this Letter of Instruction.

T3E-2

HOLDER AGREEMENTS
Capitalized terms used in the acknowledgements and agreements below and not otherwise defined will have the meanings given in the Offering Memorandum.
By acceptance of a note or beneficial interest therein, each holder of Common Stock acknowledges and agrees as follows: [Please evidence your acknowledgement and agreement by signing the STOCKHOLDER SIGNATURE PAGE below]

•
6.4% of all payments on the notes, including payments of interest on the notes and principal at maturity, will be payable to Class Counsel and not to the holders of the notes. See “Description of the Notes-Payment to Class Counsel” and “Summary Description of the Exchange Offer and the Notes-Payment to Class Counsel” in the Offering Memorandum. For all purposes, however, except as described in “Material U.S. Federal Income Tax Considerations” in the Offering Memorandum, holders of the notes will be deemed to have received 100% of all such payments.

•	The notes are not secured by any property or assets of the Company and are not convertible into any other securities.

•
The notes are subordinate to the senior obligations of the Company on terms described in the Offering Memorandum under the heading “Description of the Notes- Subordination” and more briefly in the “Summary Description of the Exchange Offer and the Notes-- The Notes--Subordination.” As described in those sections, the Company is restricted in its ability to make any payments on the notes while the senior obligations are outstanding. The senior obligations include (a) senior secured indebtedness owing to NW Capital under the New World Capital Loan Agreement and owing to holder of the Rights Offering Notes, as described in the Offering Memorandum under the heading “Description of the NW Capital Loan and the Rights Offering Notes” and (b) additional Permitted Indebtedness that may be outstanding from time to time on terms agreed to by the Company and the holders of the Permitted Indebtedness from time to time. The senior obligations will also include the Series A Preferred Stock if the NW Capital loan and the Rights Offering Notes are converted into Series A Preferred Stock. The obligations of the Company under the Series A Preferred Stock are described in the Offering Memorandum under the heading “Description of Our Capital Stock-- Series A Preferred Stock.” Without limitation of the above description, if for any reason the Company is in default of its obligations to make payments on the senior indebtedness or upon the occurrence of certain Blocking Events as described in the Offering Memorandum under the heading “Description of the Notes—Subordination,” the Company will be unable to make payments on the notes.

•
The notes are subject to an Intercreditor Agreement between the Trustee under the Indenture for the notes and NW Capital, on behalf of itself for purposes of the NW Capital loan and on behalf of the Rights Offering Indenture Trustee for purposes of the Rights Offering Notes (“NW Capital, as Agent”), as described in the Offering Memorandum under the heading “Description of the Intercreditor Agreement” and more briefly in the “Summary Description of the Exchange Offer and the Notes-- The Notes--The Intercreditor Agreement.” Among other things, the Intercreditor Agreement provides that the notes are collaterally assigned to NW Capital, as Agent, and for various restrictions on the ability of the holders of the notes to receive payment on, and exercise rights with respect to, the notes as well as for various circumstances in which the holders can become liable for certain expenses or other obligations with respect to the notes.

•
Payments on the notes will be made under a Cash Management Agreement, as described in the Offering Memorandum under the heading “Description of the Notes-- Payments Under the Cash Management Agreement” and more briefly in “Summary Description of the Exchange Offer and the Notes-- The Notes--Payments Under the Cash Management Agreement.”

•
In the event that the NW Capital loan is replaced or refinanced, the Company may enter into a replacement intercreditor agreement to provide for the continuing subordination and other provisions of the notes that will be applicable with respect to the replacement debt or any preferred stock issuable upon conversion of the replacement debt, and no consent will be required from noteholders so long as the replacement agreement does not contain

T3E-2

terms that are more adverse in the aggregate to the noteholders than those in the Intercreditor Agreement with NW Capital. See “Description of the Notes - Subordination.” The Company has begun negotiations with NW Capital in order to allow us to prepay or refinance the NW Capital loan prior to December 31, 2014, but there is no assurance that the negotiations will be successful.

•
An investment in the notes is highly risky. Certain of the risks involved are described in the Offering Memorandum under the heading “Risk Factors,” which risk factors the holder has read and understood.

•
The notes will be held in book entry form only and will be subject to transfer restrictions, as described in the Offering Memorandum under the heading “Description of the Notes-- Restrictions on Transfer,” including a requirement (a) that transfers can only be made to Class Members, as described in the Offering Memorandum, and not to transferees of such Class Members and (b) for the consent of the Company to the transfer. A transfer will include a change of control of the holder.

T3E-2

IMPORTANT - STOCKHOLDER SIGNATURE
Must be signed by holder(s) as name(s) appear(s) on the registration books of the Transfer Agent. Signature below certifies that no language alterations have been made in any way to this form of Letter of Instruction. If signature is by trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. If signature is by trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. If the common stock is held through a financial intermediary custodial account, the custodian of record must also sign in its authorized capacity. See Instruction 7.

Dated ________________________

Sign Here
(Signature(s) of Owner(s))

Name(s)
(Please Print)

Capacity
(See Instruction 7)

Address

Area Code & Telephone No.

Email Address Custodian (if applicable) Signature: Printed Name: Date:

(Complete the Form W-9 contained herein. See Instruction 12.)

T3E-2

Ladies and Gentlemen:
The Stockholder(s) whose signature(s) appear(s) hereon (the “Stockholder”) hereby tenders to IMH Financial Corporation, a Delaware corporation (the “Company”), Class B and/or Class C common stock (the “Common Stock”), as indicated in the tables above entitled “Instruction to Tender Common Stock,” or so many of such shares as you owned on January 15, 2014, the Record Date for the Exchange Offer, and continue to own on the date you sign this Letter of Instruction and on the date that such tenders are accepted, pursuant to the Company’s offer as contained in the Offering Memorandum dated February___, 2014 (the “Exchange Offer”), receipt of which is hereby acknowledged, and in this Letter of Instruction (which together constitute the “Offer”), in exchange for 4% Subordinated Notes due 2019 (the “Notes”) on the basis of $8.02 principal amount of Notes for each share of Common Stock and a payment in respect of fractional Note interests as set forth in the Offering Memorandum. Capitalized terms not defined herein have the meanings set forth in the Offering Memorandum.
Upon the terms and subject to the conditions of the Exchange Offer, the Stockholder hereby instructs the Company’s transfer agent, Registrar and Transfer Company (the “Transfer Agent”), to hold such shares of Common Stock validly tendered and accepted in the Exchange Offer for the account of the Company pending issuance of the Notes. The Stockholder acknowledges that upon issuance of Notes in exchange for such shares and the written instruction of the Company, all such tendered shares will be cancelled.
Upon the terms and subject to the conditions of the Exchange Offer, the Stockholder hereby (i) sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such shares of Common Stock as are being tendered hereby (and any and all dividends, distributions, shares of capital stock or other securities or rights issued or issuable in respect of such Common Stock) and (ii) waives any and all rights with respect to the Common Stock tendered and releases and discharges the Company from any and all claims such holder may have, now or in the future, arising out of or related to such Common Stock; effective upon the exchange of such shares of Common Stock for Notes pursuant to the Exchange Offer. The Stockholder hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the Stockholder (with full knowledge that such Exchange Agent also acts as the agent of the Company) with respect to such shares of Common Stock (and any such other dividends, distributions, other shares or securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver such shares of Common Stock (and any such other dividends, distributions, other shares or securities or rights) or transfer ownership of such shares of Common Stock (and any such other dividends, distributions, other shares or securities or rights) on the account books maintained by the Transfer Agent, together in either case with all accompanying evidences of transfer and authenticity to or upon the order of the Company, and/or effect the cancellation thereof, upon receipt by the Exchange Agent as the Stockholder’s agent of the Notes in the exchange ratio specified above for exchange and (b) receive all benefits (including without limitation, all interest, shares and other securities resulting from any distribution, combination or exchange involving such shares of Common Stock) and otherwise exercise all rights of beneficial ownership of such shares of Common Stock (and any such other dividends, distributions, other shares or securities or rights), all in accordance with the terms of the Exchange Offer.
The Stockholder hereby represents and warrants that the Stockholder has full power and authority to tender, sell, assign and transfer the shares of Common Stock tendered hereby (and any such other dividends, distributions, other shares or securities or rights), and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the same are purchased by the Company. The Stockholder will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares of Common Stock (and any such other dividends, distributions, other shares or securities or rights) tendered hereby.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Stockholder and every obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors

T3E-2

and assigns of the Stockholder. This tender may be withdrawn as provided in the Offering Memorandum under the heading “The Exchange Offer—Withdrawal Rights.”
Please make any check on account of fractional interests payable to the Stockholder and send any such check on account of fractional interests to the Stockholder at the address shown below the signature of the Stockholder. The Stockholder acknowledges that the Notes will be held in book entry form as described in the Offering Memorandum.

If you have questions on how to complete the Letter of Instruction, you may call U.S. Bank National Association, the Exchange Agent, toll free at 1-800-934-6802.

T3E-2

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offer
1.    Delivery of Letter of Instructions. A properly completed and duly executed Letter of Instruction or facsimile thereof, and any other documents required by this Letter of Instruction should be transmitted to the Exchange Agent at the appropriate address set forth herein and must be received by the Exchange Agent prior to the 5:00 p.m. New York City time on March ___, 2014 or the latest time and date to which the Exchange Offer may be extended (the “Expiration Time”).
2.    Method of Delivery of Letter of Instruction and Certificates. The method of delivery of this Letter of Instruction and any other required documents is at the option and risk of the Stockholder but the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used.
3.    No Conditional Tenders. The Company is not obligated to accept any alternative, conditional, irregular or contingent tenders.
4.    Inadequate Space. If the space provided in the boxes entitled “Instruction to Tender Common Stock” of this Letter of Instruction is inadequate, the common stock classes and number of shares should be listed on a separate signed schedule to be affixed hereto.
5.    Partial Tenders. Issuance of Notes in exchange for shares of Common Stock will be made only against delivery of tendered shares of Common Stock as described herein. Tendered shares of Common Stock not accepted for exchange by the Company, including as a result of proration, if any, will be retained for the account of the tendering holder of such shares of Common Stock.
6.    Denominations: Fractional Interests. The Notes will be issued only in denominations of $100 and any integral multiple thereof. Shares can only be tendered in increments of 25 shares. The Company will pay cash in lieu of fractional interests as provided in the Offering Memorandum.
7.    Signatures on Letter of Instruction. If the Letter of Instruction is signed by the holder of the Common Stock tendered hereby, the signature must correspond with the name registered in the records of the Transfer Agent, without alteration, enlargement or any change whatsoever.
If the shares of Common Stock tendered hereby are registered in the records of the Transfer Agent in the names of two or more joint owners, all such owners must sign this Letter of Instruction. If any tendered shares are registered in different names, it will be necessary to complete, sign and submit as many Letters of Instruction as there are different such registrations.
If this Letter of Instruction is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporations or other person acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company and Exchange Agent of their authority so to act must be submitted.
If the common stock is held through a financial intermediary custodial account, the custodian of record must also sign in its authorized capacity.
8.    Transfer Taxes. The Company will pay any transfer taxes applicable to the transfer of Common Stock to it or its order pursuant to the Exchange Offer. If for any reason other than the transfer of Common Stock to the Company or its order pursuant to the Exchange Offer, a transfer tax is imposed, the amount of any such transfer taxes (whether imposed on the holder or any other person) will be payable by the tendering Stockholder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes due will be billed directly to such tendering Stockholder.

T3E-2

9.    Waiver of Conditions. The Company reserves the absolute right to waive any of the specified conditions in the Exchange Offer in the case of any shares of Common Stock tendered.
10.    Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offering Memorandum and the Letter of Instruction may be directed to the Exchange Agent at 800-934-6802 or to your broker, dealer, commercial bank or trust company.
11.    Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of any particular shares (i) determined by it not to be in proper form or (ii) the acceptance of or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer, in whole or in part, or any defect or irregularity in tender of any particular shares or Stockholder, and the Company's interpretations of the terms and conditions of the Exchange Offer (including these instructions) shall be final and binding. The Company is not required to make uniform determinations in all cases. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Company, the Exchange Agent, the Transfer Agent or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Unless waived, any defects or irregularities must be cured within such time as the Company shall determine. The Company may delegate any such powers to the Exchange Agent.
12.    Form W-9. Each stockholder surrendering Shares for tender is required to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) and certain other information on an appropriate IRS Form W-9 (form attached), or an appropriate IRS Form W-8, if applicable. If the common stock is held through a financial intermediary custodial account, the custodian of record must complete the IRS Form W-9 or W-8, as applicable, to provide the Exchange Agent with such custodian’s TIN.

T3E-2

Form **W-9**
(Rev. August 2013)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ______

☐ Other (see instructions) ▶

Exemptions (see instructions):
Exempt payee code (if any) ______
Exemption from FATCA reporting code (if any) ______

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below), and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here Signature of U.S. person ▶ Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at *www.irs.gov/w9*. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 8-2013)